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                                                                       EXHIBIT 2



                             JOINT FILING AGREEMENT



     Each of the undersigned hereby agree that the statement on Amendment No. 1 to the Schedule 13D with respect to the Common Stock, $1.00 par value per share, of The Interlake Corporation, dated February 11, 1999 is filed on behalf of the each of us pursuant to and in accordance with the provisions of Rule 13d-1(f) under the Securities and Exchange Act of 1934, as amended, and that this Agreement shall be included as an Exhibit to such amendment. Each of the undersigned agrees to be responsible for the timely filing of Amendment No. 1 to the Schedule 13D and for the completeness and accuracy of the information concerning itself contained therein. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.



     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the 11th day of February, 1999.



Dated: February 11, 1999


                                          GKN PLC



                                          By: /s/ DAVID J. TURNER

                                            ------------------------------------

                                            Name: David J. Turner


                                            Title: Finance Director



                                          GKN NORTH AMERICA INCORPORATED



                                          By: /s/ GREY DENHAM

                                            ------------------------------------

                                            Name: Grey Denham


                                            Title: President


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